UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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June 21, 2021

Dear Fellow Shareholder:

We previously sent to you proxy materials for the upcoming special meeting of First Choice Bancorp shareholders to consider the proposed merger with Enterprise Financial Services Corp. Your Board of Directors unanimously recommends that shareholders vote FOR the merger and other related proposal.

YOUR VOTE IS VERY IMPORTANT, regardless of how many or how few shares you own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you received this letter by email, you may also simply press the “VOTE NOW” button in the accompanying email.

Very truly yours,

Robert M. Franko

President and Chief Executive Officer

REMEMBER:

You can vote your shares electronically—it’s quick and easy!

Please simply follow the instructions on the enclosed proxy card or press the “VOTE NOW” button if you received this letter by email.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED,

TOLL-FREE at 1-877-750-0870.